Exhibit 99

For Immediate Release

PROTECTIVE ANNOUNCES WEBCAST

BIRMINGHAM, Alabama (April 6, 2001) Protective Life Corporation (NYSE:PL) announced today that Drayton Nabers, Jr., Chairman of the Board and Chief Executive Officer of the Company, will be presenting at a conference sponsored by The Robinson-Humphrey Company, Inc. Mr. Nabers' presentation will be April 10th, 12:50 p.m. Eastern.

A simultaneous web cast of the presentation will be available on The Robinson-Humphrey web site at www.robinsonhumphrey.com. Access to the presentation will be available through the Company’s web site at www.protective.com. A recording of the presentation will be available through April 18th.

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